UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 First Street, First Floor

Los Altos, California 94022

(Address of principal executive offices) (Zip Code)

(650) 518-7111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On July 18, 2016, Richard S. Chernicoff accepted the registrant’s employment offer as described in Item 5.02.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2016, Mr. Chernicoff was appointed, on an interim basis, as chief executive officer of the registrant.  The registrant’s employment offer to Mr. Chernicoff is an exhibit to this report and includes base salary, bonus and equity incentives but does not include any severance arrangement.  Mr. Chernicoff will remain a member of the registrant’s board of directors.  Mr. Chernicoff’s biographical information is incorporated by reference from the registrant’s proxy statement filed on October 28, 2015.

On July 18, 2016, Hugh Steven Wilson was appointed Chairman of the Board of Directors of the registrant.

On July 18, 2016, as a result of Mr. Chernicoff becoming an executive officer of the registrant, Mr. Chernicoff no longer meets the independence requirements to be a member of the registrant’s audit committee.  The registrant has already begun recruiting a new independent director to join the registrant’s board of directors and its audit committee not later than the end of September 2016.

Item 9.01                   Financial Statements and Exhibits

The exhibit index attached hereto is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2016

GREAT ELM CAPITAL GROUP, INC.

	By:	/s/ James D. Wheat
James D. Wheat
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer letter dated July 18, 2016 from the registrant to Richard S. Chernicoff (1)

10.2	Stock option award dated July 18, 2016 to Richard S. Chernicoff (1)

(1)         Management compensation arrangement